Exhibit 10.1

FIRST AMENDMENT

TO THE

CEVA, INC.

AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment to the CEVA, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) is made and adopted by Ceva, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Plan was adopted by the Board of Directors an April 4, 2023, and approved by the Company’s stockholders at the Company’s 2023 stockholders meeting;

WHEREAS, pursuant to Section 19(a) of the Plan, the Plan’s Administrator (i.e., the Company’s Board or the Committee appointed by the Board) has the authority to amend the Plan from time to time;

WHEREAS, pursuant to Section 19(b) of the Plan, the Administrator has the authority to amend the Plan to change the length of a Purchase Period within any Offer Period without stockholder approval;

WHEREAS, Pursuant to Sections 2(u) and 4(a) of the Plan, the Purchase Periods and Offer Periods, respectively, begin on February 1 and August 1; and

WHEREAS, The Administrator desires to change the length of the Purchase Period that began August 1, 2023 and is scheduled to end of January 31, 2023 to end on February 29, 2024 (i.e., lengthen the Purchase Period that began on August 1, 2023 to seven months, ending on February 29, 2024);

WHEREAS, The Administrator desires to amend Section 2(u) of the Plan, to provide that Purchase Periods beginning after the effective date of this First Amendment shall be of six months in duration and shall begin on each March 1 and September 1 during a year;

WHEREAS, The Administrator desires to amend Section 4(a) of the Plan, to provide that Offer Periods beginning after the effective date of this First Amendment shall be implemented through overlapping periods of twenty-four (24) months’ duration commencing each March 1 and September 1; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.          Effective for Purchase Periods beginning after the Effective Date of this First Amendment, Section 2(u) of the Plan is hereby amended as restated as follows:

“(u)         “Purchase Period” means a period of approximately six months, commencing on March 1 and September 1 of each year and terminating on the next following August 31 and February 28 (or February 29 in the case of a leap year), respectively; provided, however that the Purchase Period that began August 1, 2023 shall terminate on February 29, 2024 and shall be of seven months in duration.”

2.          Effective for Offer Periods beginning after the Effective Date of this First Amendment, the third sentence of Section 4(a) of the Plan is hereby amended and restated as follows:

“The Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months’ duration commencing each March 1 and September 1; provided that, with respect to the Offer Period that began August 1, 2023, the last day of such Period shall terminate on August 31, 2025.”

3.         Except as otherwise provided above, the “Effective Date” of this First Amendment to the Plan shall be date adopted by the Plan’s Administrator. Except as expressly amended hereby, the provisions of the Plan are and shall remain in full force and effect.